UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2018, Guardion Health Sciences, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Michael Favish, its President and Chief Executive Officer, and Chairman of the Board of Directors (the “Board”), which agreement is effective as of January 1, 2019. Pursuant to the Agreement, Mr. Favish will serve in such positions for a term of three (3) years, and following the expiration of such three (3) year term, Mr. Favish’s employment shall be on an “at-will” basis, and such post-term employment will be subject to termination by either party at any time, with or without cause or prior notice.

Pursuant to the terms of the Agreement, Mr. Favish is entitled to receive an annual base salary of $300,000 in 2019, $325,000 in 2020 and $350,000 in 2021. Mr. Favish shall be eligible for an annual bonus as follows: (i) the initial annual bonus target will be 100% of Mr. Favish’s salary for the applicable calendar year, and (ii) the actual bonus amount awarded will be based 50% on the achievement of Company financial and other performance metrics as determined by the Board and 50% as determined by the Board, in its sole discretion.

Additionally, the Company shall grant Mr. Favish a non-qualified stock option (the “Option”) to purchase 1,250,000 shares of common stock (as calculated after any reverse split of the Company’s common stock effectuated in anticipation of the IPO (as defined below)). The date of grant of the Option (the “Grant Date”) shall be the date of and immediately after the Company closes an initial public offering of its common stock and sells its shares to the public (the “IPO”). The Option term shall be five years from the Grant Date and the Option shall have a purchase price per common share equal to 110% of the final IPO price per share of common stock. The Option shall vest ratably over three years commencing one twelfth on March 31, 2019 (if the IPO has closed prior to such date, or otherwise on the first calendar quarter end date following the Grant Date), and one twelfth at the end of each calendar quarter thereafter until fully vested.

Mr. Favish shall devote his full business time and attention to the performance of his duties and will be eligible to participate in benefit programs offered by the Company to similarly situated employees, which may include a paid time off program and medical benefits.

If Mr. Favish’s employment is terminated as a result of Mr. Favish’s death or permanent disability, Mr. Favish will be entitled to receive (i) any unpaid salary through the date of termination and any accrued vacation in accordance with Company policy; (ii) reimbursement for any unreimbursed expenses incurred through the date of termination; (iii) any bonus payments due and payable; and (iv) as and when due thereunder, all other payments, benefits or fringe benefits to which Mr. Favish may be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or the Agreement (collectively, the “Accrued Amounts”).

If Mr. Favish’s employment is terminated by the Company for Cause (as defined in the Agreement) or if Mr. Favish terminates the Agreement voluntarily without Good Reason (as defined in the Agreement), Mr. Favish will be entitled to receive the Accrued Amounts, and the unvested portion of the Option shall terminate. Mr. Favish shall have ninety (90) days to exercise the vested portion of the Option in such circumstances.

If Mr. Favish’s employment is terminated by the Company without Cause or if Mr. Favish terminates his employment for Good Reason, the Company shall pay Mr. Favish the Accrued Amounts (and the unvested portion of the Option shall continue in full force and effect under its terms) and, additionally, subject to (x) Mr. Favish’s immediate return to the Company of all Company property, and (y) Mr. Favish’s execution and non-revocation of a waiver and release (the “Release”), the Company shall pay as a lump sum the prorated bonus that would have been paid for the year of termination and any bonus for the year preceding termination, to the extent unpaid, and in addition Mr. Favish will be entitled to (i) a severance payment equal to his then current annual salary payable over a period of one (1) year and (ii) the potential reimbursement of certain COBRA expenses.

Finally, if Mr. Favish’s employment is terminated pursuant to a Change in Control Termination (as defined in the Agreement), the Company shall pay Mr. Favish the Accrued Amounts and, additionally, subject to (x) Mr. Favish’s immediate return to the Company of all Company property, and (y) Mr. Favish’s execution and non-revocation of the Release, the Company shall pay as a lump sum the prorated bonus that would have been paid for the year of termination and any bonus for the year preceding termination, to the extent unpaid, and in addition he will be entitled to (i) a severance payment equal to two (2) times his then current annual salary payable in a lump sum in the event that Mr. Favish’s termination occurs after the Change in Control or payable 50% in a lump sum if Mr. Favish’s termination occurs prior to the date of the Change in Control and 50% payable over a one (1) year period, (ii) with respect to the Option and any other outstanding equity awards time vesting (but not performance vesting, if any), accelerated vesting as to 100% of the then-unvested shares subject to the Option and other equity awards effective on the date that the Release becomes irrevocable (and Mr. Favish shall have 360 days (or until the date the Option is set to expire per its original term) to exercise the Option) and (iii) the potential reimbursement of certain COBRA expenses.

Mr. Favish will be subject to non-solicitation restrictions for a period of one (1) year following any termination of his employment and various other customary restrictions.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the Agreement.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Guardion Health Sciences, Inc. and Michael Favish

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

	By:	/s/ MICHAEL FAVISH
Name: Michael Favish
Title: Chief Executive Officer

Date: December 27, 2018